Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2011, is by and among HUTTIG BUILDING PRODUCTS, INC., a Delaware corporation (“Parent”), HUTTIG, INC., a Delaware corporation (“Huttig”) (Parent and Huttig are sometimes collectively referred to herein as “Borrowers” and individually as a “Borrower”), the other Credit Parties signatory to the hereinafter defined Credit Agreement, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as a Lender, and as Agent for Lenders (“Agent”) and the other Lenders signatory to the hereinafter defined Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrowers, the other Credit Parties, Agent and Lenders are party to that certain Amended and Restated Credit Agreement, dated as of September 3, 2010 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, on and subject to the terms and conditions hereof, the parties hereto wish to amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Amendments. Subject to the conditions set forth below, the Credit Agreement shall be amended as follows:

(a) Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 5.13. Cash Management System. Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Letters or control agreements, with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any payroll account so long as such payroll account is a zero balance account and withholding tax and fiduciary accounts) providing springing cash dominion to Agent in the case of deposit accounts as of or after the Restatement Date; provided, that Agent shall not assert such cash dominion until such time as either (i) an Event of Default has occurred and is continuing or (ii) Borrowing Availability is less than an amount equal to the sum of (x) the Minimum Availability Amount and (y) $5,000,000 (the “Cash Dominion Amount”); provided, further, that in any instance where Borrowing Availability is less than the Cash Dominion Amount, such right shall be terminated with respect to such instance following certification by Borrower Representative to Agent and Agent’s confirmation that Borrowing Availability has exceeded $20,000,000 for ninety (90) consecutive days.

(b) Annex A to the Credit Agreement is hereby amended by inserting the following new definition therein in appropriate alphabetical order:

“Cash Dominion Amount” has the meaning ascribed to it in Section 5.13.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of October 31, 2011 by and among the Borrowers, the other Credit Parties, Agent and the Lenders.

“First Amendment Effective Date” has the meaning ascribed to it in Section 3 of the First Amendment.

2. Representations and Warranties of Credit Parties. In order to induce Agent and Lenders to enter into this Amendment, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

(a) Representations and Warranties. After giving effect to this Amendment, no representation or warranty of any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.

(b) Authorization, etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party’s execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms. No Credit Party’s execution, delivery or performance of this Amendment conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien upon the property of any Credit Party by reason of the terms of (i) any contract, mortgage, deed of trust, material lease, material agreement, indenture or other material instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court or Governmental Authority applicable to any Credit Party, or (iii) the charter, bylaws, partnership or operating agreement, as applicable, of any Credit Party.

(c) No Default. No Default or Event of Default has occurred or is continuing, or would result after giving effect hereto.

3. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction, and delivery to Agent (on behalf of itself and Lenders), of each condition set forth in this Section 3 on or prior to the date hereof (the “First Amendment Effective Date”):

(a) Amendment. Duly executed originals of this Amendment from each Credit Party, the Agent and the Requisite Lenders.

(b) Other Documents. All other agreements, certificates and other documents as Agent may reasonably request to accomplish the purposes of this Amendment.

4. Post-First Amendment Effective Date Obligations. In addition to the conditions to effectiveness set forth in Section 3 above, the Borrowers hereto agree that within 60 days of the First Amendment Effective Date, Agent shall have received from Borrowers, and at Borrowers’ expense, newly updated appraisals for the owned Real Estate listed on Schedule A hereto, in each case from appraisers chosen by Agent and in form and substance reasonably satisfactory to Agent. The parties hereto agree (i) to the extent that the results of such appraisals indicate that the aggregate appraised fair market value of all such owned Real Estate listed on Schedule A hereto (the “New Appraised Fair Market Value”) is less than the aggregate appraised market value of all such owned Real Estate listed on Schedule A hereto currently included in the Real Estate Borrowing Base, as reduced by any amortization pursuant thereto (the “Existing Appraised Fair Market Value”), the Agent shall be permitted to reduce the Real Estate Borrowing Base by an amount equal to the difference between the New Appraised Fair Market Value and the Existing Appraised Fair Market Value and (ii) such appraisals shall not count against the limited number of Real Estate appraisals for which expense reimbursement may be sought pursuant to clause (f) of Annex E to the Credit Agreement. The failure by Borrowers to deliver the appraisals required pursuant to this Section 4 within the timeframe set forth herein shall constitute an immediate Event of Default.

5. Reference to and Effect on Loan Documents.

(a) Ratification. Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

(b) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any other Loan Document to “the Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

6. Miscellaneous.

(a) Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

(b) Entire Agreement. This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(c) Fees and Expenses. As provided in Section 11.3 of the Credit Agreement, the Borrowers agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

(d) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f) Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

(g) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by telecopy shall be effective as delivery of a manually executed signature page to this Amendment.

(h) Incorporation of Credit Agreement. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

(i) Acknowledgment. Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the “Claims”), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the “Lender Released Parties”), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

HUTTIG BUILDING PRODUCTS, INC., as a Borrower

By:	/s/ Philip W. Keipp
Name:	Philip W. Keipp
Title:	VP and CFO

HUTTIG, INC., as a Borrower

By:	/s/ Philip W. Keipp
Name:	Philip W. Keipp
Title:	VP

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Jack E. Morrone
Name:	Jack E. Morrone
Title:	Duly Authorized Signatory

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Laura D. Wheeland
Name:	Laura D. Wheeland
Title:	Vice President

SCHEDULE A

Owned Real Estate at the following six locations:

1.	3601 N. 34th Ave., Phoenix, AZ 85079

2.	25 John Hancock, Taunton, MA 02780

3.	4072 Nash Road, Cape Girardeau, MO 63701

4.	421 Creble Road, Selkirk, NY 12158

5.	8100 S.W. Hunziker Rd., Tigard, OR 97223

6.	525 C St., N.W., Auburn, WA 98701